UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): March 30, 2006


                             FOUR OAKS FINCORP, INC.
             (Exact name of registrant as specified in its charter)


        North Carolina             000-22787                    56-2028446
(State or other jurisdiction    (Commission File             (I.R.S. Employer
       of incorporation)             Number)              Identification Number)


               6114 U.S. 301 South
            Four Oaks, North Carolina                              27524
    (Address of principal executive offices)                     (Zip Code)


                                 (919) 963-2177
               Registrant's telephone number, including area code

                                       N/A
          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

     On March 30, 2006, Four Oaks Fincorp, Inc. (the "Company"), through a newly-formed wholly-owned Connecticut statutory business trust subsidiary, Four Oaks Statutory Trust I (the "Trust"), completed a private placement of $12,000,000 of capital stock (the "Capital Securities"). As part of this transaction, the Company purchased common stock in the aggregate principal amount of $372,000 from the Trust (the "Common Securities," and together with the Capital Securities, the "Trust Preferred Securities"). The Trust Preferred Securities carry a dividend at a variable rate equal to the three-month LIBOR plus 1.35%. The Company has issued a limited guarantee of the Capital Securities pursuant to a Guarantee Agreement dated as of March 30, 2006 (the "Guarantee"). The Guarantee provides that the Company irrevocably and unconditionally agrees to pay the Holders (as defined in the Guarantee) of Capital Securities the Guarantee Payments and to make certain other payments on the terms and conditions set forth in the Guarantee. Guarantee Payments is defined in the Guarantee to include, without duplication, (i) any accrued and unpaid Distributions (as defined in the Amended and Restated Declaration of Trust of the Trust (the "Declaration")) that are required to be paid on such Capital Securities to the extent the Trust has funds available in the Property Account (as defined in the Declaration) therefor at such time, (ii) the Redemption Price (as defined in the Indenture dated as of March 30, 2006 by and between the Company and Wilmington Trust Company (the "Indenture")) to the extent the Trust has funds available in the Property Account therefor at such time, with respect to any Capital Securities called for redemption by the Trust, (iii) the Special Redemption Price (as defined in the Indenture) to the extent the Trust has funds available in the Property Account therefor at such time, with respect to Capital Securities called for redemption upon the occurrence of a Special Event (as defined in the Indenture), and (iv) upon a voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Debentures (as defined in the Guarantee) to the Holders of the Capital Securities in exchange therefor as provided in the Declaration), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid Distributions on the Capital Securities to the date of payment, to the extent the Trust has funds available in the Property Account therefor at such time, and (b) the amount of assets of the Trust remaining available for distribution to Holders in liquidation of the Trust after satisfaction of liabilities to creditors of the Trust as required by applicable law (in either case, the "Liquidation Distribution"). The Company, as Guarantor, also agreed to assume any and all Obligations (as defined in the Guarantee) of the Trust and in the event any such Obligation is not so assumed, subject to conditions contained in the Guarantee, guaranteed to each Beneficiary (as defined in the Guarantee) the full payment, when and as due, of any and all Obligations to such Beneficiary. The Guarantee is an unsecured junior obligation of the Company.

The Trust Preferred Securities have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and unless so registered, may not be offered or sold in the United States, except pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws. This report shall not constitute an offer to sell or the solicitation of an offer to buy the Trust Preferred Securities.

The proceeds of the sale of Trust Preferred Securities were used by the Trust to fund the purchase of the Debt Securities (as defined below) from the Company in the principal amount of $12,372,000 pursuant to the Indenture. The terms of the Debt Securities are described under Item 2.03 of this Current Report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 30, 2006, the Company issued 30-year junior subordinated debt securities (the "Debt Securities") to the Trust in the principal amount of $12,372,000 pursuant to the Indenture as part of the trust preferred transaction described in more detail above. The Debt Securities bear interest at a variable rate equal to the three-month LIBOR plus 1.35%. Interest payments by the Company under the Debt Securities will be used to pay the quarterly distributions payable by the Trust to the holders of the Trust Preferred Securities. Interest on the Debt Securities may be deferred at any time or from time to time for a period not exceeding 20 consecutive quarterly payments (five years), provided there is no "Event of Default." Event of Default is defined in the Indenture to include, among other things, defaults in payment of interest or principal, default by the Company in performance of, or breach of, any covenant or agreement under certain sections of the Indenture, bankruptcy or liquidation. The Debt Securities mature on June 15, 2036. Upon the occurrence of an Event of Default, and upon demand of the trustee under the Indenture, the Company will pay to the trustee, for the benefit of the holders of the Debt Securities, the whole amount that then shall have become due and payable on all Debt Securities including Deferred Interest (as defined in the Indenture) accrued on the Debt Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including a reasonable compensation to the trustee, its agents, attorneys and counsel, and any other amounts due to the trustee. The Debt Securities are redeemable by the Company, at its option, after June 15, 2011, at the Redemption Price (as defined in the Indenture), and sooner at the Special Redemption Price (as defined in the Indenture), if a Special Event (as defined in the Indenture) shall occur, including in the event that the Capital Securities are not eligible for treatment as Tier 1 capital, subject to prior approval by the Federal Reserve Board, if then required. The Redemption Price is 100% of the principal amount of the Debt Securities being redeemed plus accrued and unpaid interest. The Special Redemption Price is defined in the Indenture and ranges from 104.625% to 100% of the principal amount being redeemed plus accrued and unpaid interest. The Debt Securities are subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company, whether outstanding at the date of the Indenture or thereafter incurred. Senior Indebtedness is defined in the Indenture to mean, with respect to the Company, (i) the principal, premium, if any, and interest in respect of (A) indebtedness of the Company for money borrowed and (B) indebtedness evidenced by securities, debentures, notes, bonds or other similar instruments issued by the Company; (ii) all capital lease obligations of the Company; (iii) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of the Company under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of the Company for the reimbursement of any letter of credit, any banker's acceptance, any security purchase facility, any repurchase agreement or similar arrangement, any interest rate swap, any other hedging arrangement, any obligation under options or any similar credit or other transaction; (v) all obligations of the Company associated with derivative products such as interest and foreign exchange rate contracts, commodity contracts, and similar arrangements; (vi) all obligations of the type referred to in clauses (i) through (v) above of other Persons (as defined in the Indenture) for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; and (vii) all obligations of the type referred to in clauses (i) through (vi) above of other Persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company), whether incurred on or prior to the date of this Indenture or thereafter incurred, provided, however, that Senior Indebtedness shall not include (1) any Additional Junior Indebtedness (as defined in the Indendture), (2) Debt Securities issued pursuant to the Indenture and guarantees in respect of such Debt Securities, (3) trade accounts payable of the Company arising in the ordinary course of business (such trade accounts payable being pari passu in right of payment to the Debt Securities), or (4) obligations with respect to which (a) in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are pari passu, junior or otherwise not superior in right of payment to the Debt Securities and (b) the Company, prior to the issuance thereof, has notified (and, if then required under the applicable guidelines of the regulating entity, has received approval from) the Federal Reserve.

Item 9.01 Financial Statements and Exhibits


(d) Exhibits

Exhibit No.     Description
10.1            Amended and Restated Declaration of Trust of Four Oaks Statutory
                Trust I, dated as of March 30, 2006
10.2            Guarantee Agreement of Four Oaks Fincorp, Inc. dated as of March
                30, 2006
10.3            Indenture, dated as of March 30, 2006 by and between Four Oaks
                Fincorp, Inc. and Wilmington Trust Company, as Trustee, relating to Junior Subordinated Debt Securities Due June 15, 2036

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       FOUR OAKS FINCORP, INC.


                                       By: /s/ Ayden R. Lee, Jr.
                                           -------------------------------------
                                           Ayden R. Lee, Jr.
                                           President and Chief Executive Officer


Date: April 4, 2006

                                  EXHIBIT INDEX
                                  -------------

Exhibit No.     Description
10.1            Amended and Restated Declaration of Trust of Four Oaks Statutory
                Trust I, dated as of March 30, 2006
10.2            Guarantee Agreement of Four Oaks Fincorp, Inc. dated as of March
                30, 2006
10.3            Indenture, dated as of March 30, 2006 by and between Four Oaks
                Fincorp, Inc. and Wilmington Trust Company, as Trustee, relating to Junior Subordinated Debt Securities Due June 15, 2036